EXHIBIT 2.2


                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


         Amendment No. 1 dated as of March 31, 1998 to Asset Purchase Agreement (the "APA") by and among Optimum Group, Inc. (the name of which is being changed to OG Holding Corporation), James H. Ferguson, Michael J. Halloran, Christina M. Heile, David E. Huddleston, Thomas E. Lachenman, Roderick S. Taylor, Thomas L. Wessling, OG Acquisition Corp. (the name of which is being changed to Optimum Group, Inc.), and Inmark Enterprises, Inc.

         In consideration of the mutual agreements set forth herein and to facilitate the consummation of the transactions contemplated by the APA, the parties hereto agree as follows:

         1. The parties have agreed that Inmark Services, Inc. ("Services") a Delaware corporation and a direct subsidiary of Inmark, shall become the sole shareholder of Purchaser prior to the Closing and, without thereby acknowledging that any conforming changes in the APA are necessary, any such changes are hereby deemed made.

         2. Prior to the Closing, all of the Shareholders have transferred their shares of Seller to individual electing small business trusts ("Trusts", as to each Trust for a particular Shareholder, a "Shareholder Trust"). Each Shareholder and each Shareholder Trust agrees that such Shareholder shall remain liable and his or her Shareholder Trust shall be jointly and severally liable for all of such Shareholder's obligations, respectively, to Inmark and Purchaser under the APA, including without limitation the indemnification obligations thereunder, to the extent that such Shareholder is liable for said obligations under the APA and as limited by the indemnification provisions of the APA. In consideration of the foregoing, Inmark and Purchaser agree to such transfers.

         3. The $8,825,000 cash portion of the Purchase Price payable to Seller at the Closing shall be reduced to $8,700,000 and the aggregate Purchase Price shall be reduced by $125,000 to reflect certain bonuses paid by Seller to employees of Seller in December 1997 as contemplated by the terms of the APA.

         4. The Seller shall be permitted to retain a total of $100,000 of its cash or cash equivalents at the Closing. All other cash and cash equivalents of Seller shall be transferred by Seller to Purchaser at the Closing.

         5. All of the capitalized terms not otherwise defined herein shall have the meanings given to them by the APA.


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         6. This Agreement shall constitute an integral part of the APA which, as modified hereby, is hereby ratified, approved and confirmed.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the day and year first above written.

                               OPTIMUM GROUP, INC.


                               By: /s/ Thomas E. Lachenman
                                    Thomas E. Lachenman, President


                               By:  /s/ Thomas E. Lachenman
                                     Thomas E. Lachenman, Individually


                               By:  /s/ Thomas L. Wessling
                                     Thomas L. Wessling as Trustee of
                                      Electing Small Business Trust
                                      U/A/W Thomas L. Lachenman
                                      dated March 26, 1998 f/b/o Thomas
                                      L. Lachenman


                               By:  /s/ James H. Ferguson
                                     James H. Ferguson, Individually and
                                     as Trustee of Electing Small
                                     Business Trust U/A dated March 26,
                                     1998 f/b/o James H. Ferguson


                               By:  /s/ Michael J. Halloran
                                      Michael J. Halloran, Individually and
                                      as Trustee of Electing Small
                                      Business Trust U/A dated March
                                      26, 1998 f/b/o Michael J. Halloran


                               By:  /s/ Christina M. Heile
                                      Christina M. Heile, Individually






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                               By:  /s/ Thomas L. Wessling
                                      Thomas  L. Wessling as Trustee of
                                      Electing Small Business Trust
                                      U/A/W Christina M. Heile dated
                                      March 26, 1998 f/b/o Christina M.
                                      Heile

                               By:  /s/ David E. Huddleston
                                      David E. Huddleston, Individually
                                      and as Trustee of Electing Small
                                      Business Trust U/A dated March
                                      26, 1998 f/b/o David E. Huddleston


                               By:  /s/ Roderick S. Taylor
                                      Roderick S. Taylor, Individually and
                                      as Trustee of Electing Small
                                      Business Trust U/A dated March
                                      26, 1998 f/b/o Roderick S. Taylor


                               By:  /s/ Thomas L. Wessling
                                      Thomas L. Wessling, individually
                                      and as Trustee of Electing Small
                                      Business Trust U/A dated March
                                      26, 1998 f/b/o Thomas L. Wessling

                               OG ACQUISITION CORP.

                               By:  /s/ Donald A. Bernard
                                      Name:  Donald A. Bernard
                                      Title:  Executive Vice President,
                                              Chief Financial Officer &
                                              Secretary

                               INMARK ENTERPRISES, INC.

                               By:   /s/ Donald A. Bernard
                                        Name:  Donald A. Bernard
                                        Title:  Executive Vice President,
                                                 Chief Financial Officer &
                                                 Secretary




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                               INMARK SERVICES, INC.

                               By:   /s/ Donald A. Bernard
                                        Name:  Donald A. Bernard
                                        Title:  Executive Vice President,
                                                Chief Financial Officer &
                                                Secretary